UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2005

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

0-12788	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Under the Non-Employee Directors’ Stock Option Plan (the “Plan”) approved by the shareholders of the Company on September 15, 1995, all Eligible Non-Employee Directors of the Company (defined in the Plan to mean any person who has served as a non-employee director of the Company during the fiscal year preceding an Annual Award Date (May 1 of each year) and is a non-employee director on the last day of such fiscal year) are awarded an option on each May 1st to purchase 2,000 shares of Common Stock. The purchase price per share with respect to each option is the average of the last reported sales prices of the Common Stock on the last trading day of each of the twelve months preceding the award of the option. In accordance with the Plan, each of Messrs. Haynie, Fitzgibbon, Taylor, Danos, Kimball and Lamberti and Ms. Sullivan received, as of May 1, 2005, an option to purchase 2,000 shares of Common Stock at an exercise price calculated to be $17.64 per share. A copy of the form of Grant of Stock Option to be executed by the Company and each of said Directors is attached to this report as Exhibit 10.27 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: May 3, 2005	By:	/s/ William J. Walljasper
William J. Walljasper
Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed herewith:

Exhibit	Description
10.27	Form of Grant of Stock Option entered into under Non-Employee Directors’ Stock Option Plan